                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF TRANSPRO, INC.

         The following sets forth a list of all the subsidiaries of TransPro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each.

                    NAME                        JURISDICTION OF INCORPORATION OR
                    ----                                  ORGANIZATION
                                                          ------------
      Allen Heat Transfer Products, Inc.                    Delaware
      AHTP II, Inc.                                         Delaware
      CROWN CREW CAB, INC.                                  Delaware
      GO/DAN Industries, Inc.                               Delaware
      GO/DAN de Mexico, SA de C.V. (1)                       Mexico
      Radiadores GDI, SA de C.V. (1)                         Mexico
      TransPro Indus Ltd.                                   Mauritius
      Crown-VMS Canada, Ltd.                             Ontario, Canada
      EVAP, Incorporated                                      Texas
      A/C Plus, Incorporated                                  Texas

(1)      A wholly-owned subsidiary of GO/DAN Industries.